Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-118158, 333-118156, 033-79996, 333-39574, 333-43389, 33-9559) pertaining to the Axsys Technologies, Inc. 401(k) Retirement Plan and Trust of our report dated February 8, 2005, with respect to the consolidated financial statements and schedule of Axsys Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young, LLP
Hartford, Connecticut
February 23, 2005